                                                                    Exhibit 10.7

                            JOINT VENTURE AGREEMENT
                            -----------------------

     This Joint Venture Agreement (this "Agreement") is entered into as of ____________ __, 1996, by and between:

          (a) Remy Korea Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A., with its address at 2902 Enterprise Drive, Anderson, Indiana, U.S.A. and an indirect subsidiary of Delco Remy International, Inc. ("DR Investor") and

          (b) Mr. S. C. Kim, an individual residing at 18-101, Hyosung Villa, 18-1, Banpo 4-dong, Seocho-gu, Seoul Korea ("Kim"), Seil Industrial Co., Ltd., a corporation organized and existing under the laws of the Republic of Korea, with its address at 1 Lot, 52 Block, 440, Nonhyun-dong, Namdong-gu, Incheon, Korea ("Seil"), and Mr. S. T. Lee, an individual residing at 676-35, Geoje 4-dong, Yunje-gu, Pusan, Korea ("Lee") (Kim, Seil and Lee collectively, the "Korean Investors," and individually, a "Korean Investor").

                                   RECITALS
                                   --------

     DR Investor and each Korean Investor (collectively, the "Parties," and individually, a "Party") have mutually agreed to establish a joint venture company in Korea in accordance with the provisions of this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.   Definitions
     -----------

     As used in this Agreement, the following terms shall have the following meanings, unless the context clearly requires otherwise:

     1.1 The terms defined hereinabove shall have the meaning set forth therein.

     1.2 "Affiliate" of any Person shall mean any Person, directly or indirectly controlling, controlled by or under common control with such Person, and includes any Person who is an officer, director or employee of such Person and any Person that is a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with such Person. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise). With respect to any Person who is a natural person, "Affiliates" shall also include, without limitation, such Person's spouse, children, grandchildren, brothers, sisters or parents and any trust the beneficiaries of which are such Person, his or her spouse, children, grandchildren or parents.

     1.3   "Agreement" shall have the meaning set forth in the Preamble.

     1.4   "Articles" shall mean the Articles of Incorporation of the JVC.

     1.5 "Authority" shall mean any Korean, Unites States or other national, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     1.6   "Board" shall mean the board of directors of the JVC.

     1.7   "Business Purpose" shall have the meaning set forth in Section 3.1.

     1.8   "DAC" shall have the meaning set forth in Section 6.1(a)(i).

     1.9   "DR Investor" shall have the meaning set forth in the Preamble.

     1.10  "DR Shareholder" shall have the meaning set forth in Section 8.2(a).

     1.11 "DRA" shall mean Delco Remy America, Inc., a Delaware corporation and a wholly-owned subsidiary of DRI.

     1.12  "DRI" shall have the meaning set forth in the Preamble.

     1.13  "DRI President" shall have the meaning set forth in Section 15.2.

     1.14 "First Refusal Shares" shall have the meaning set forth in Section 8.2(c).

     1.15  "GM" shall mean General Motors Corporation.

     1.16  "IAS" shall have the meaning set forth in Section 14.1.

     1.17 "Initial Paid-In Capital" shall have the meaning set forth in Section 7.4.

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     1.18  "Interested Party" shall have the meaning set forth in Section 19.9.

     1.19  "Issuance" shall have the meaning set forth in Section 9.1.

     1.20  "JVC" shall have the meaning set forth in Section 2.2.

     1.21  "Joinder" shall have the meaning set forth in Section 8.3.

     1.22  "Kim" shall have the meaning set forth in the Preamble.

     1.23 "Korean Investor" or "Korean Investors" shall have the meaning set forth in the Preamble.

     1.24 "Korean representative" shall have the meaning set forth in Section 19.10.

     1.25  "Lee" shall have the meaning set forth in the Preamble.

     1.26  "Management Investors" shall have the meaning set forth in Section
12.4.

     1.27  "Management Offering" shall have the meaning set forth in Section
12.4.

     1.28 "Non-Selling Shareholder" shall have the meaning set forth in Section 8.2(c).

     1.29 "Party" or "Parties" shall have the meaning set forth in the Recitals.

     1.30 "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity or organization, including any Authority.

     1.31  "Public Offering" shall have the meaning set forth in Section 9.1.

     1.32  "Related Agreements" shall have the meaning set forth in Section
6.1(a).

     1.33  "Right" shall have the meaning set forth in Section 9.1.

     1.34  "Right Holder" shall have the meaning set forth in Section 9.1.

     1.35  "Sale Notice" shall have the meaning set forth in Section 8.2(d).

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     1.36  "Sell" shall have the meaning set forth in the Preamble.

     1.37 "Selling Shareholder" shall have the meaning set forth in Section 8.2(c).

     1.38 "Transfer" shall mean any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other arrangement or agreement with respect to the transfer of voting rights or any other beneficial interest in any of the shares of the JVC, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such shares.

2.   Formation of the JVC; Term of the JVC.
     -------------------------------------

     2.1 As soon as possible after the execution of this Agreement, the Korean Investors shall prepare and submit a report of foreign investment under the Foreign Capital Inducement Law and other related documents, and DR Investor shall render assistance and support to the Korean Investors in said preparation and submission.

     2.2. Promptly upon the acceptance and approval of such report by the applicable Korean authorities, the Parties shall establish a joint venture company (the "JVC") as a joint stock company (chusik hoesa) under the laws of Korea.

     2.3 The name of the JVC shall be "Hankuk Dr Jeonjang Chusik Hosea" in Korean, and, until DRI obtains the necessary consents from GM, "Remy
Korea, Ltd." in English. If at any time after establishment of the JVC DRI obtains the necessary consents from GM for use of the "Delco Remy" name, the Parties agree to change the English name of the JVC to "Delco Remy Korea, Ltd."

     2.4 The principal executive officers of the JVC shall be located in Kyungsangnam-do, Korea. Branches and other business offices may be established in any place inside or outside of Korea as required.

     2.5 The JVC as constituted in this Agreement shall continue for ninety-nine (99) years from the date of its constitution, unless earlier dissolved or terminated pursuant to applicable law or the provisions of this Agreement.

3.   Business Purpose
     ----------------

     3.1 The business purpose of the JVC shall be as follows (the "Business Purpose"):

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           (a)   to engage in the production, assembly and marketing of new and remanufactured automotive and heavy duty starting motors and alternators for original equipment and aftermarket customers; and

           (b) to engage in any and all acts, things, businesses and activities that are related, incidental or conductive, directly or indirectly, to the achievement of the foregoing businesses.

4.   Commercial Territory of the JVC
     -------------------------------

     4.1 The JVC shall have the right to produce, assemble and market its products and otherwise engage in business within the Republic of Korea to the extent permitted by applicable law.

     4.2 The JVC shall have the right to market its products or otherwise engage in business outside the Republic of Korea after obtaining the prior approval of the Board pursuant to the provisions of Section 11.3 hereof for each location in which the JVC proposes to market its products; provided, however, it
                                                           --------  -------
is the intent of the Parties that, to the extent not prohibited by applicable law, the JVC shall not compete or otherwise be in conflict with any business of any Party and/or their respective Affiliates. Any sale by the JVC of any of its products to any Person who to the knowledge of responsible officers of the JVC is acquiring such products with a view toward distribution or resale of such products outside Korea (other than sales to Korean automobile or truck manufacturers whose vehicles may be sold outside of Korea or sales to such manufacturers of service parts for such vehicles for sale through the respective manufacturers' authorized dealers) shall be deemed to be engaging in business outside of Korea by the JVC and shall be subject to the prior approval of the Board and this Section 4.2.

5.   Articles of Incorporation of the JVC
     ------------------------------------

     5.1 The Articles shall be in conformity with the terms and conditions of this Agreement. If any discrepancy is found between this Agreement and the Articles, the Parties shall promptly amend the Articles to make them consistent with this Agreement.

6.   Conditions Subsequent to Execution of Agreement
     -----------------------------------------------

     6.1 The following actions shall be taken and events shall occur on or prior to the ninetieth (90th) day following execution of this Agreement by all of the parties hereto:

           (a) The following related agreements (the "Related Agreements") shall be entered into by the following parties:

              (i) An asset purchase agreement between Daewoo Automotive Components, Ltd. ("DAC") as seller and the JVC as purchaser for the sale and purchase of certain machinery, equipment and other assets necessary for the JVC's business and the licensing by DAC to the JVC of specified technology, in such form as shall be agreed among DR Investor, the Korean Representative and the parties thereto; and

              (ii) A trademark and trade name license agreement between DRA and DRI as licensor and the JVC as licensee for the license of certain trademark(s) and trade name(s) necessary for the JVC's business, substantially in the form of Exhibit A hereto; provided DRA and DRI
                                      ---------         --------
         have obtained the consent of GM to enter into such trademark and tradename license agreement.

         (b) The applicable Parties shall receive or shall have received the government approvals referred to in Section 2 hereof; provided, however,
                                                          --------  -------
    that if such approvals have been properly requested and have not been received within the 90-day period referred to above, such 90-day period shall automatically be extended for an additional 90 days; and

         (c) The Parties shall complete or shall have completed the initial capitalization of the JVC pursuant to Section 7 hereof.

7.  Capital and Shares
    ------------------

    7.1 Any shares issued by the JVC shall be common stock of one class, in registered non-bearer form evidenced by share certificates, and shall be fully paid and nonassessable.

    7.2 No additional shares of the JVC, whether common or preferred, shall be authorized or issued, including without limitation, the issuance of shares pursuant to the Management Offering, except upon the prior approval of the Board pursuant to the provisions of Section 11.3 hereof.

    7.3 The authorized capital of the JVC shall be eight billion Korean won (W8,000,000,000), divided into one million six hundred thousand (1,600,000) shares of common stock with a par value of five thousand Korean won (W5,000) per share.

    7.4 The paid-in capital of the JVC at the time of incorporation shall be two billion Korean won (W2,000,000,000), divided into four hundred thousand (400,000) shares of common stock with a par value of five thousand Korean won (W5,000) per share (the "Initial Paid-In Capital").

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      7.5  The Parties shall initially subscribe for the Initial Paid-in
Capital and shall initially hold the common shares in the JVC as follows:

           (a) DR Investor: fifty percent (50%) of the total issued and outstanding shares of stock; and

           (b) Korean Investors: fifty percent (50%) of the total issued and outstanding shares of stock, to be divided as follows:

                (i) Kim: twenty-nine percent (29%) of the total issued and outstanding shares of stock;

                (ii) Seil: eleven percent (11%) of the total issued and outstanding shares of stock; and

                (iii) Lee: ten percent (10%) of the total issued and outstanding shares of stock.

     7.6 The Parties shall make their respective capital contributions for the Initial Paid-in Capital in cash.

8.   Transfer of Shares
     ------------------

     8.1 Except as provided in Section 8.2, no Party may Transfer its shares in the JVC; provided, however, that (i) DR Investor or any Affiliate of DR
            --------  -------
Investor shall be permitted to Transfer its shares in the JVC to any Affiliate of DR Investor and (ii) any Korean Investor shall be permitted to Transfer its shares in the JVC to any other Korean Investor, in each case, without the prior written consent of the other Parties hereto; and provided, further, that, with
                                                 --------  -------
respect to any Transfer permitted by this Section 8.1, (x) all required governmental approvals shall have been obtained prior to such Transfer and (y) the transferee shall agree in writing to comply with and be bound and governed by the provisions of this Agreement and to assume all obligations of the transferor hereunder.

     8.2 (a) If DR Investor or any of its Affiliates (the "DR Shareholder") receives a bona fide offer which it wishes to accept for the purchase by a third party of all or any part of its shares in the JVC (other than to DR Investor or one or more of its Affiliates), such DR Shareholder may not Transfer such shares without first offering to sell such shares to the Korean Investors pursuant to the provisions of Section 8.2(d) hereof.

           (b) If any Korean Investor receives a bona fide offer which it wishes to accept for the purchase by a third party of all or any part of its shares in the JVC (other than to any other Korean Investor), such Korean Investor may not Transfer such shares without first offering to sell such shares to DR Investor pursuant to the provisions of Section 8.2(d) hereof.

                (c) Any DR Shareholder or any of the Korean Investors, as the case may be, as the selling shareholder shall be referred to herein as the "Selling Shareholder". DR Investor, when any Korean Investor is a Selling Shareholder, or the Korean Investors (as represented by the Korean Representative), when any DR Shareholder is a Selling Shareholder is a Selling Shareholder, shall be referred to herein as the "Non-Selling Shareholder". Any shares of the JVC subject to the provisions of this Section 8.2 shall hereinafter be referred to as "First Refusal Shares".

                (d) Not less than 30 days prior to the intended sale date of the First Refusal Shares to the third party, the Selling Shareholder shall deliver written notice (a "Sale Notice") to the Non-Selling Shareholder describing in reasonable detail the number of First Refusal Shares being offered, the name of the third party offeree, the purchase price proposed to be paid by such third party for the First Refusal Shares, the type of consideration to be paid and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Non-Selling Shareholder shall have the right and option to purchase all or any portion of the First Refusal Shares being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 25 days of the receipt of the Sale Notice, the Non-Selling Shareholder shall notify the Selling Shareholder whether or not it wishes to purchase any or all of the offered First Refusal Shares. If the Non-Selling Shareholder elects to purchase any of the offered First Refusal Shares, the closing of the purchase and sale of such First Refusal Shares shall be held at the place and on the date established by the Non-Selling Shareholder in its notice to the Selling Shareholder in response to the Sale Notice, which in no event shall be less than 30 nor more than 90 days from the date of the Sale Notice unless the Non-Selling Shareholder or the Selling Shareholder, as the case may be, needs to obtain approvals from any Authority, in which case such closing may be delayed until no later than five (5) business days after the receipt by the applicable party of the necessary approvals. In the event the terms proposed in the Sale Notice shall include consideration other than cash, the Non-Selling Shareholder may, at its option, substitute cash equal to the fair market value of such other property. In such event, the fair market value of such other property shall be determined by mutual agreement of the Selling and Non-Selling Shareholder.

                In the event that the Non-Selling Shareholder does not elect to purchase all of the offered First Refusal Shares, the Selling Shareholder may, subject to the other provisions of this Agreement, Transfer the remaining offered First Refusal Shares to the third party offeree specified in the Sale Notice, at a price no less than the price specified in the Sale Notice and no other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice, during the 120-day period immediately following the last date on which the Non-Selling Shareholder could have elected to purchase the offered First Refusal Shares. Any such First Refusal Shares not Transferred within such 120-day period will be subject to the provisions of this Section 8.2 upon subsequent Transfer.

     8.3 Prior to any Transfer of First Refusal Shares, each third party transferee must agree in writing (a "Joinder") to comply with and be bound and governed by the provisions of this Agreement and to assume all obligations of the Selling Shareholder hereunder and such transferee must file such Joinder with the JVC and the Non-Selling Shareholder at least two (2) business days prior to the effective date of such Transfer. Any attempt to Transfer any First Refusal Shares not in compliance with this Section 8.3 will be null and void.

     8.4 If any sale, assignment or Transfer of shares under this Section 8 is subject to the validation or approval of the Korean or other applicable Authorities, such sale, assignment or Transfer shall not become effective until such validation or approval has been obtained in form and substance acceptable to both DR Investor and the Korean Representative. When such validation or approval is required, the periods of time prescribed above shall be extended to take into account the time required to obtain such validation or approval.

     8.5 No Party shall pledge, hypothecate or otherwise use as collateral, or for any other purpose, the shares of the JVC.

     8.6 In the event the shares owned by any Party shall be subject to sale or Transfer by reason of bankruptcy or insolvency proceedings, whether voluntary or involuntary, or distraint, levy or other involuntary Transfer, then the provisions of Section 8.2 through 8.5 shall apply as though such Party were a "Selling Shareholder" thereunder and as though DR Investor and its Affiliates (in the case of a Transfer by a Korean Investor) and the Korean Investors (in the case of a Transfer by DR Investor) were the "Non-Selling Shareholder" thereunder, except as provided below. If the nature of the event giving rise to the involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the shares, the price to be paid by the Non-Selling Shareholder shall be the initial price paid for such shares by the Selling Shareholder. At the closing of a purchase by the Non-Selling Shareholder of the shares to be Transferred, the Selling Shareholder shall deliver the certificates evidencing the number of shares to be purchased by the Non-Selling Shareholder, together with stock powers endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to Transfer to the Non-Selling Shareholder good title to such of the shares to be Transferred, free and clear of all pledges,security interests, liens and charges of whatever nature, and concurrently with such delivery, the Non-Selling Shareholder shall deliver to the Selling Shareholder the full amount of the purchase price for the shares in cash by certified or bank cashier's check.

      8.7 The certificates representing the shares of the JVC owned by DR Investor, each Korean Investor and their respective transferees, including certificates issued upon any voluntary or involuntary Transfer of such shares, will bear the following legend, as well as any other legends required under any applicable law:

            THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A JOINT VENTURE AGREEMENT DATED AS OF _________,1996 BY AND AMONG THE SHAREHOLDERS OF THE COMPANY NAMED THEREIN. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS SUBJECT TO THE TERMS (INCLUDING CERTAIN RESTRICTIONS ON TRANSFERABILITY) OF SUCH AGREEMENT AND SUCH SECURITIES ARE TRANSFERRABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH. ANY ATTEMPT AT TRANSFER OF THESE SECURITIES OTHER THAN IN COMPLIANCE WITH SUCH AGREEMENT WILL BE NULL AND VOID.

9.   Preemptive Rights
     -----------------

     9.1 In addition to obtaining Board approval for an Issuance, the JVC shall not permit an Issuance unless, prior to such Issuance, (1) the JVC notifies each Korean Investor and DR Investor (each a "Right Holder") in writing of the Issuance, (2) the JVC grants each Right Holder the right (the"Right") to subscribe for and purchase at the same price, and on such other terms and conditions as are proposed in the Issuance, a portion of such securities equal to the product of (a) the number of securities proposed to be issued in the Issuance multiplied by (b) a fraction, the numerator of which is the total number of common shares of the JVC held by such Right Holder (in the case of DR Investor, the total number of common shares held by DR Investor and its Affiliates) prior to the Issuance and the denominator of which is the total number of issued and outstanding common shares of the JVC held by all shareholders of the JVC prior to the Issuance and (3) DR Investor or the JVC, as the case may be, first obtains all approvals from any Authority necessary for DR Investor and/or its Affiliates to participate in such Issuance. The Right may be exercised by any Right Holder (or in the case of DR Investor, by DR Investor or any its Affiliates) by written notice to the JVC, received by the JVC at any time prior to the closing of the Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur simultaneously with the closing of the Issuance. Notwithstanding the foregoing, in the event DR Investor is unable, as a result of the operation of any law, rule or regulation then in force, to exercise the Right on terms at least as favorable as other participants in the Issuance, then DR Investor may designate a Person who is not so prohibited to exercise its Right in place of DR Investor. For purposes of this Agreement, an "Issuance" shall mean any issuance by the JVC of additional shares of capital stock of the JVC or the issuance of any other securities of the JVC convertible into, exercisable for or exchangeable for shares of capital stock of the JVC except for the issuance of common shares of the JVC pursuant to Section 7 of this Agreement or pursuant to the terms of the Management Offering or pursuant to any registered public offering of any shares of the JVC after which such shares are listed for trading on the principal Korean stock exchange (a "Public Offering").

10.  Shareholders
     ------------

     10.1 The Board shall decide the time and place for convening all meetings of the shareholders of the JVC. Written notice of all meetings of the shareholders of the JVC shall be given to each shareholder of record of the JVC entitled to vote at the meeting, at least thirty (30) days prior to the day named for the meeting, unless a greater period of notice is required by law in a particular case.

     10.2 The presence of shareholders representing more than seventy percent (70%) of the total number of shares issued and outstanding shall constitute a quorum at all meetings of the shareholders, and no meeting of shareholders shall be validly convened or constituted unless a quorum is present at such meeting.

     10.3 Except as otherwise provided in Section 10.4, or unless otherwise provided by applicable law, resolutions of the shareholders at any meeting of shareholders shall be adopted by an affirmative vote of more than two-thirds of the shares represented and entitled to vote at such meeting at which a quorum is present.

     10.4 Notwithstanding the foregoing, the following actions shall not be taken by the JVC unless authorized by a resolution of the shareholders of the JVC by the affirmative vote of at least seventy percent (70%) of the issued and outstanding shares of the JVC:

           (a) amendment to the Articles, including without limitation any modification of the business purpose (as defined in the Articles), any change in the number of persons comprising the Board or any modification of the notice, quorum or voting requirements;

          (b) increase or reduction in the authorized or issued share capital of the JVC;

          (c) restructuring, termination, dissolution or liquidation of the JVC or its merger into or consolidation or amalgamation with any other company or the sale of all or substantially all of the assets of the JVC;

          (d) transfer or pledge of all or a substantial part of the assets or undertakings of the JVC or the acquisition by the JVC of all or a substantial part of the assets or undertakings or capital stock of any other person or entity;

          (e)   compensation of any of the directors of the JVC; and

          (f) any other matters the adoption of which requires a special resolution at a meeting of shareholders under the Korean Commercial Code.

     10.5 Voting Arrangements
          -------------------

          (a) Each of the Parties agrees that it shall take, at any time and from time to time, all action necessary (including voting the shares of the JVC owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board is composed at all time of six (6) persons as follows: three (3) directors who shall be nominated by DR Investor (including the vice president of the JVC as provided in Section 12.2) and three (3) directors who shall be nominated by the Korean Representative (including the president of the JVC as provided in Section 12.1).

          (b) Each of DR Investor and the Korean Representative, as the case may be, may request that any director nominated by it be removed (with or without cause) by written notice to the other party, and, in any such event, DR Investor and each Korean Investor shall promptly consent in writing or vote or cause to be voted all shares of the JVC now or hereafter owned or controlled by him, her or it for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board.

          (c) In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated by DR Investor or the Korean Representative, as the case may be, or if otherwise there shall exist or occur any vacancy on the Board in a directorship subject to nomination by DR Investor or the Korean

Representative, as the case may be, such vacancy shall not be filled by the remaining members of the Board but DR Investor and each Korean Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of the JVC now or hereafter owned or controlled by him, her or it to elect that individual nominated to fill such vacancy and serve as a director, as shall be nominated by DR Investor or the Korean Representative, as the case may be.

11.  Board of Directors
     ------------------

     11.1 Meetings of the Board may be called in the manner prescribed in the Articles; provided, however, that notice of each meeting of the Board shall be
          --------  -------
given to each director and statutory auditor of the JVC, at least thirty (30) days prior to the day named for the meeting, unless a greater period of notice is required by law in a particular case; and provided, further, that in
                                             --------  -------
exceptional cases, subject to applicable law, the foregoing thirty (30) day notice period may be shortened to seven (7) days if prior consent (and confirmation of attendance at such meeting) is obtained from at least four (4) directors of the JVC. The Board shall appoint a person who will serve as the chairman of the meetings of the shareholders and of the meetings of the Board. If the chairman is unable to attend such meetings, the directors present shall elect a chairman among themselves to preside over such meeting.

     11.2 The presence of four (4) directors shall constitute a quorum at all meetings of the Board, and no meeting of the Board shall be validly convened or constituted unless a quorum is present at such meeting. Except as otherwise provided in Section 11.3, or unless otherwise provided by applicable law, all actions taken and resolutions adopted at a meeting of the Board at which a quorum is present shall be taken or adopted by the affirmative vote of a majority of the directors present at such meeting.

     11.3 Notwithstanding the foregoing, the following actions and resolutions shall not be taken or adopted unless authorized by the affirmative vote of four
(4) of the six (6) incumbent directors:

          (a)   purchase, sale or lease of real property;

          (b) the purchase, disposition or license of any material patents, trademarks, technology, brand names or any other material intellectual property;

          (c) approval of the JVC's financial budgets and annual accounts and operating plan;

          (d) any variation of or addition to the Business Purpose beyond that stated in Section 3.1 hereof;

           (e) any issuance of capital stock of the JVC, notes, debentures or any warrants, options, coupons or other instruments which enable or entitle the holder thereof to obtain capital stock, notes, debentures or other securities of the JVC or any increase or reduction in, or restructuring (including changing any voting rights) of, the capital stock of the JVC, or any calls on capital stock, notes, debentures or other securities of the JVC;

           (f)   the formation of any direct or indirect subsidiary of the JVC;

           (g) any transaction between the JVC and any of the Korean Investors or DR Investor or any of their respective Affiliates;

           (h) determination and submission of application for public hearing;

           (i)   any Public Offering of any shares of the JVC;

           (j) review of financial statements to be submitted to the shareholders meeting for approval;

           (k) any one or more capital investments in the aggregate in excess of five hundred thousand U.S. dollars (US$500,000);

           (l) declaration or payment of dividends or other distributions, subject to approval by the shareholders;

           (m) obtaining any line of credit or other facility for borrowing money for long-term, medium-term or short-term borrowing by the JVC in excess of two hundred million Korean wons (W200,000,000) individually or ten billion Korean wons (W10,000,000,000) in the aggregate, including off balance sheet financing, or the granting, placing of, or permitting to sheet financing, or the granting, placing of, or permitting to exist, any mortgage or other lien or encumbrance on any asset of the JVC or on the capital stock of the JVC;

           (n) any guaranty of the obligations of any third party, including financial, performance or technical guarantees;

           (o) any additional debt or equity contributions by the then current shareholders of the JVC;

           (p) entering into joint ventures or other agreements which are material to the JVC;

           (q) instituting a legal or arbitral action or similar action or proceedings which is material to the JVC unless such action relates to the provisions of this Agreement or any of the Related Agreements;

          (r) restructuring, termination, dissolution or liquidation of the JVC or its merger into or consolidation or amalgamation with any other company or the sale of all or substantially all of the assets of the JVC;

          (s) any marketing, distribution or sale by the JVC of its products, or any other business activity proposed to be conducted, outside of Korea, and

          (t)   the Management Offering.

12.  Officers
     --------

     12.1 The Korean Representative shall appoint the representative director of the JVC. The representative director shall also serve as the president of the JVC. Subject to supervision and control of the shareholders and the Board, the president shall have general charge, control and supervision of the day-to-day operations of the JVC and shall act for the benefit of the JVC and its shareholders in accordance with the law, this Agreement, the Articles and sound business policies.

     12.2 DR Investor shall appoint the vice president of the JVC. The vice president of the JVC shall also serve as a director of the JVC.

     12.3 The president and the vice president will nominate an officer who will be in charge of the general administration (which includes finance, general affairs, personnel and operation) and an officer who will be in charge of technology and production (these two officers together with the president and the vice president and will comprise the JVC's executive management). The president and the vice president will also nominate and direct the day-to-day activities of all other officers of the JVC.

     12.4 It is the non-binding intent of the Parties that the representative director and other key officers and managers of the JVC (provided that any such person is not also a Korean Investor) (the "Management Investors") shall be granted options to purchase up to an aggregate of ten percent (10%) of the issued and outstanding common shares of the JVC on a fully diluted basis (i.e., assuming that all outstanding securities convertible into common shares of the JVC and all outstanding options or warrants exercisable for common shares of the JVC have been converted into or exercised for, as the case may be, common shares of the JVC) at the time such options are granted (the "Management Offering"). Further, it is the non-binding intent of the Parties that the

Management Offering shall dilute the Parties hereto on a pro rata basis.

13.  Statutory Auditors
     ------------------

     13.1 The JVC shall have one (1) statutory auditor who shall be nominated by the Korean Representative and consented to by DR Investor and the Board.

14.  Financial Activity and Accounting
     ---------------------------------

     14.1 The books and records of the JVC shall be maintained in accordance with generally accepted Korean accounting standards and International Accounting Standards ("IAS") consistently applied and shall accurately reflect the JVC's financial position.

     14.2 The Parties agree to cause the books and records of the JVC to be audited at the end of each fiscal year during the term of this Agreement by an independent certified public accountant designated by DR Investor. Such accountant shall annually provide DR Investor and each Korean Investor with financial reports in accordance with generally accepted Korean accounting standards and IAS consistently applied. Copies of such financial reports shall be provided in English to DR Investor and each Korean Investor at the JVC's expense within ninety (90) days following the end of each fiscal year. Such annual audits shall be final and binding upon the Parties as to the revenue, costs, fees, expenses, losses and profits of the JVC, in the absence of manifest error or fraud.

     14.3 Notwithstanding the annual audits required by Section 14.2, either
DR Investor or the Korean Representative may, at its own expense, request an audit of such books and records by an independent certified public accountant of its selection, other than the independent certified public accountant used by the JVC for its annual audit.

     14.4 So long as DR Investor and/or any of its Affiliates and any of the Korean Investors owns any common shares of the JVC, the JVC shall use its best efforts to deliver in English to the directors nominated by DR Investor and the Korean Representative, respectively, within 10 business days after the end of each calendar month, a balance sheet of the JVC as at the month then ended and statements of income and cash flows of the JVC for the month then ended, each prepared in conformity with generally accepted Korean accounting standards and IAS subject to the absence of footnotes and to year-end adjustments, together with such other information and analyses as any of the directors nominated by DR Investor or the Korean Representative may reasonably request.

    14.5 The fiscal year of the JVC shall commence on January 1 and end on December 31 of each year, provided that the first fiscal year of the JVC shall commence on the date of establishment of the JVC and end on December 31 of the same year.

     14.6 It is the non-binding intent of the Parties that (i) the JVC will not declare or pay any dividends for a two (2) year period beginning on the Closing Date and ending on the second anniversary of the Closing Date and (ii) thereafter, but prior to the initial public offering of its shares by the JVC in Korea, the JVC will declare and pay a minimal amount of dividends to the extent permitted by applicable law.

     14.7 It is the non-binding intent of the Parties that at some time during the term of this Agreement, the JVC will effect an initial public offering of its equity securities.

15.  Dispute Resolution
     ------------------

     15.1 If there is a dispute between DR Investor and the Korean Investors relating to whether a material breach of this Agreement has occurred, either DR Investor or the Korean Representative may give written notice to the other requesting to discuss actions which might be taken to resolve such dispute. No proposed actions are required to be set forth in such notice. DR Investor and the Korean Investors shall, commencing promptly after such notice shall have been given, discuss such actions in good faith. During such discussions, either DR Investor or the Korean Representative may propose for discussion any action which it believes might be so taken.

     15.2 If DR Investor and the Korean Investors shall have discussed actions which might be taken to resolve a dispute pursuant to Section 15.1 and shall have failed to agree upon such actions within 30 days notice shall have been given pursuant to Section 15.1, either DR Investor or the Korean Representative may at any time within 15 days after the expiration of such 30-day period give written notice to the other, requesting that the President of DRI, on behalf of DR Investor (the "DRI President"); and Korean Representative, on behalf of the Korean Investors discuss such actions. Within 30 days after receipt of such notice, the receiving Party shall submit to the other Party a written response. The notice and the response shall include a statement of each Party's position, to the extent applicable, and a summary of arguments supporting that position. DR Investor and the Korean Representative shall, commencing promptly after such notice and response shall have been given, cause the DRI President and the Korean Representative to meet at a mutually acceptable time within 15 days after delivery of the disputing Party's notice and place, and thereafter as often as they reasonably deem necessary, to discuss such actions and to attempt to resolve the dispute. During such discussions, either the DRI President or the Korean Representative may propose for discussions any action which such person believes might be so taken and such persons may consult with counsel, accountants and other experts. The DRI President and the Korean Representative shall utilize their best commercial efforts to resolve the dispute.

     15.3 Any dispute relating to whether a material breach of this Agreement has occurred which remains unresolved following completion of the process provided in Sections 15.1 and 15.2 shall be settled and finally determined by binding arbitration pursuant to Section 19.6 hereof.

16.  Term and Termination
     --------------------

     16.1 Notwithstanding the provisions of Section 2.5 hereof, this Agreement may be terminated as follows:

           (a) DR Investor and each of its Affiliates and each of the Korean Investors may terminate this Agreement pursuant to any written agreement, signed by all such Parties which then own shares of the JVC.

           (b) DR Investor shall have the right to terminate this Agreement at any time by giving written notice to the Korean Representative if any Korean Investor materially breaches any provision of this Agreement, and if curable, fails to cure such breach within sixty (60) days after receiving a written notice to cure such breach.

           (c) Korean Representative shall have the right to terminate this Agreement at any time by giving written notice to DR Investor if DR Investor materially breaches any provision of this Agreement, and if curable, fails to cure such breach within sixty (60) days after receiving a written notice to cure such breach.

           (d) DR Investor shall have the right to terminate this Agreement by giving written notice to the Korean Representative if any Korean Investor then owing shares of the JVC is (i) declared insolvent, (ii) has a trustee or receiver appointed to take over his, her or its assets, or (iii) is being wound up, either voluntarily or involuntarily.

           (e) The Korean Representative shall have the right to terminate this Agreement by giving written notice to DR Investor if DR Investor is (i) declared insolvent, (ii) has a trustee or receiver appointed to take over its assets, or (iii) is being wound up, either voluntarily or involuntarily.

           (f) Notwithstanding clauses (b) or (c) above, either DR Investor or the Korean Representative shall have the right to terminate this Agreement by giving written notice to the other Party at any time after the ninety-first
(91st) day following
execution of this Agreement (or such later data as may be applicable pursuant to Section 6.1(b) if the conditions specified in Section 6.1 hereof have not been satisfied within the time period specified therein.

17.  Consequences of Termination
     ---------------------------

     17.1  Upon termination of this Agreement, the Parties will (i) for thirty
(30) days after such termination, negotiate with each other to determine if an agreement can be reached pursuant to which any Party or group of Parties will purchase all shares of the JVC owned by all of the other Parties then owning shares in the JVC, or (ii) absent an agreement pursuant to (i) above, cooperate with each other to wind up the affairs of the JVC by selling or otherwise liquidating the assets and businesses of the JVC and then distributing the proceeds of such sale or liquidation as well as any remaining assets of the JVC to the then shareholders of the JVC in accordance with the provisions of the Articles. Notwithstanding the foregoing, the Parties shall continue to be bound by any confidentiality agreements and DR Investor or its Affiliates shall have the right in their sole discretion to immediately terminate the Trademark and Trade Name Sublicense Agreement and the technology and information license between DRA and DAC which is to be assigned to the JVC pursuant to the asset purchase agreement referred to in Section 6.1(a)(i).

18.  Liability and Indemnification
     -----------------------------

     18.1 Liability. None of the Parties nor any director of the JVC shall be
          ---------
liable, responsible or otherwise accountable to the JVC or to any Party for any acts or omissions in good faith performed or omitted by him/her/it or on his/her/its behalf in futherance of the interests of the JVC and within the scope of such Party's or director's authority hereunder, unless such acts or omissions were fraudulent, in bad faith or a result of wanton or willful misconduct or gross negligence by such Party or director.

     18.2 Indemnification. The JVC shall indemnify, defend and hold harmless
          ---------------
each Party and director of the JVC against any loss, expense, damage, claim, liability, obligations, judgement or injury suffered or sustained by him/her/it by reason of any act, omission or alleged act or omission by him/her/it arising out of his/her/its activities on behalf of the JVC or in furtherance of the interests of the JVC, including, without limitation, any judgement, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened actions, proceedings or claims, all costs of which shall be charged to and paid by the JVC as incurred; provided, however, that the acts, omissions or alleged acts or omissions upon
--------  -------
which such actual or threatened actions, proceedings or claims are based were performed or omitted in good faith and were not fraudulent, in bad faith or a result of wanton and willful misconduct or gross negligence by such Party or director.

19.  Miscellaneous
     -------------

     19.1  Entire Agreement.  This Agreement and the agreements entered into at
           ----------------
Closing in connection herewith, constitute the entire understanding and agreement between the Parties and supersede any and all prior or contemporaneous, oral or written, representations, communications, understandings and agreements between the Parties with respect to the subject matter hereof to the extent inconsistent with or contradictory to this Agreement or such other agreements, as applicable.

     19.2  Modifications.  This Agreement shall not be modified, amended,
           -------------
canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by DR Investor and the Korean Representative.

     19.3  Waiver.  The performance of any obligation required of any Party
           ------
hereunder may be waived only by a written waiver signed by all other Parties, and such waiver shall be effective only with respect to the specific obligation described. The waiver by any Party of a breach of any provision of this Agreement by another Party shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.

     19.4  Severability.  If any provision hereof is found invalid, illegal or
           ------------
unenforceable pursuant to any executive, legislative, judicial or other decree or decision, the remainder of this Agreement shall remain valid, legal and enforceable according to its terms, and such invalid, illegal or unenforceable provision shall be replaced with a provision that approximates the substance and spirit of the invalid, illegal or unenforceable provision as closely as possible without being invalid, illegal or unenforceable.

     19.5  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with, the laws of the Republic of Korea; provided, however, any and
                                                    --------  -------
all differences or disputes of any nature whatsoever arising out of this Agreement shall be subject to the arbitration provisions of Section 19.6.

     19.6  Arbitration.  Any and all differences and disputes of any nature
           -----------
whatsoever arising out of this Agreement, which are not settled by agreement between DR Investor and the applicable Korean Investors pursuant to Section 15 hereof, or otherwise, shall be finally settled by arbitration held according to the Rules of Conciliation and Arbitration of the International Chamber of

Commerce, as those rules are in effect from time to time. The arbitration shall be held in the English language in London, England or such other neutral site which is agreeable to the Parties. The arbitration shall take place before a board of three persons, consisting of one arbitrator to be appointed by the Korean Representative, one by DR Investor and one by the two so chosen; provided, however, that in the event of any actual or threatened breach or
--------  -------
default which could give rise to irreparable harm, the Party harmed or to be harmed may apply to any court having jurisdiction for injunctive or other equitable relief, pending the outcome of the arbitration. In the event that the arbitrators appointed by DR Investor and the Korean Representative cannot select the third arbitrator or if either DR Investor or the Korean Representative, after notice from the other party, does not select an arbitrator within a reasonable time, then the Court of Arbitration of the International Chamber of Commerce shall appoint a second or third arbitrator, as the case may be. The decision of any two of the three arbitrators on any point or points will be final and binding upon the Parties. Awards made pursuant to this clause may include costs, including a reasonable allowance for attorney's fees, and judgment may be entered upon any award made hereunder in any court having jurisdiction in the premises. Unless otherwise specified by an award made by the applicable arbitrators, the cost of the arbitration shall be borne one-half by DR Investor and one-half by the Korean Investors. The Parties agree to exclude any right of application or appeal to the English courts in connection with any question of law arising in the course of the arbitration or with respect to any award made.

     19.7  Assignment.  Except as permitted under Section 8, no Party shall have
           ----------
the right, power or authority to assign this Agreement or any of its rights or obligations hereunder to any third party, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent, in the case of DR Investor, of the Korean Representative and, in the case of any Korean Investor, of DR Investor. Any such assignment without such prior written consent shall be null and void.

     19.8  Third Party Beneficiaries.  This Agreement shall be binding upon, and
           -------------------------
inure to the benefit of, each of the Parties and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall be deemed to confer any right or remedy upon, or obligate any Party to, any person or entity other than the Parties and their respective successors and permitted assigns.

     19.9  No Partnership or Agency.  No Party shall have the right, power or
           ------------------------
authority to create any obligation or duty, express or implied, on behalf of any other Party or on behalf of the JVC. Except as otherwise set forth in this Agreement, any Party (the

"Interested Party") may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the JVC nor any Party other than the Interested Party shall have any rights in or to such independent ventures or the income or profits derived therefrom.

     19.10  Appointment of Korean Representative.  Each Korean Investor hereby
            ------------------------------------
appoints Kim (the "Korean Representative") as his, her or its representative, attorney and agent, with full power and authority to execute, deliver and receive, on his, her or its behalf, all certificates, statements, notices, extensions, waivers and amendments to this Agreement required or permitted to be made, given or delivered hereunder or in connection with the agreements contemplated hereunder. A vacancy in the position of Korean Representative occasioned by death, disability or liquidation, as the case may be shall be filled by majority vote of the Korean Investors. Each Korean Investor shall have one vote for each share of the JVC such Korean Investor beneficially owns at the time of such vote. The Korean Investors will use their best efforts to assure that such a successor is promptly appointed.

     19.11  Notices.  All notices, demands, requests, consents or other
            -------
communications hereunder shall be in writing and shall be given by personal delivery, by express courier, by registered or certified mail with return receipt requested (or its equivalent under the laws of the country where mailed), or by facsimile, to the Parties at the addresses shown below, or to such other address as may be designated by written notice given by any Party to the other Parties. Unless conclusively proved otherwise, all notices, demands, requests, consents or other communications hereunder shall be deemed effective upon delivery if personally delivered, five (5) days after dispatch if sent by express courier, ten (10) days after dispatch if sent by registered or certified mail with return receipt requested (or its equivalent under the laws of the country where mailed), or confirmation of the receipt of the facsimile by the recipient if sent by facsimile.

     To DR Investor:       Remy Korea Holdings, Inc.
                           c/o Delco Remy International, Inc.
                           2902 Enterprise Drive
                           Anderson, IN  46013
                           Attention:   President
                           Facsimiles:  (317) 778-6515

     To Kim:               Mr. S. C. Kim
                           18-101, Hyosung Villa
                           18-1, Banpo 4-dong, Seocho-gu
                           Seoul, Korea
                           Facsimile:
                                     -------------------

     To Seil:                      Seil Industrial Co., Ltd.
                                   1 Lot, 52 Block
                                   440, Nonhyun-dong
                                   Namdong-gu
                                   Incheon, Korea
                                   Attention:
                                             --------------------
                                   Facsimile:
                                             --------------------

     To Lee:                       Mr. S.T. Lee
                                   676-35, Geoje 4-dong, Yunje-gu
                                   Pusan, Korea
                                   Facsimile:
                                             --------------------

     19.12 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.13 Captions. The section headings and captions contained herein are for
           --------
purposes of reference and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

     19.14 Number and Gender. Whenever used in this Agreement, the singular
           -----------------
terms shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

     19.15 Confidentiality.  (a)  Each Party agrees that it will not, and will
           ---------------
cause each of its Affiliates not to, at any time reveal to any person or use in any way detrimental to the other Parties or the JVC or the business of the other Parties or the JVC any of their non-public, confidential or proprietary information received from them in connection with this Agreement or the transactions contemplated hereby, other than such information that (i) is generally available to the public (other than as a result of a disclosure by such person in violation of this Agreement or any other agreement to which such person is a party), (ii) is available to such person on a non-confidential basis from a source (including any Party, as the case may be) that is not prohibited from disclosing such information to such person, or (iii) after notice and an opportunity to contest, such person is required to disclose under applicable law or under subpoena or other process of laws.

           (b) No Party shall disclose, disseminate or cause to be disclosed the terms and conditions of this Agreement, except insofar as disclosure is reasonably necessary to carry out and effectuate the terms of this Agreement, insofar as any Party is required by law to respond to any demand for information from any court, governmental entity or governmental agency or by DR Investor or its Affiliates insofar as disclosure is reasonably necessary in connection with a financing by DR Investor or any of its Affiliates.

     19.16 Language.  The English language shall be the language used for the
           --------
interpretation of this Agreement.

     IN WITNESS WHEREOF, the Parties executed this Agreement as of the date first above written.

                                          SEIL INDUSTRIAL CO., LTD



/s/ Thomas J. Snyder
-------------------------------------     --------------------------------------

Name: Thomas J. Snyder                    Name: [SIGNATURE APPEARS HERE]
     --------------------------------          ---------------------------------

Title: President Delco Remy Int. Inc.     Title:
      -------------------------------           --------------------------------



/s/ Sung C. Kim                           /s/ S. Tae Lee
-------------------------------------     --------------------------------------
S.C. KIM                                  S.T. LEE

                                                                       EXHIBIT A
                                                                       ---------

                 TRADEMARK AND TRADE NAME SUBLICENSE AGREEMENT

          This is a TRADEMARK AND TRADE NAME SUBLICENSE AGREEMENT (this "Agreement") dated as of _______________, 199_, by and among DELCO REMY AMERICA, INC., a Delaware corporation ("DRA") and DELCO REMY INTERNATIONAL, INC., a Delaware corporation (collectively, "Sublicensor"), and REMY KOREA, LTD., a company organized and existing under the laws of the Republic of Korea (the "Company").

                                  BACKGROUND
                                  ----------

          A. Pursuant to a Joint Venture Agreement (the "Joint Venture Agreement") dated the same date as this Agreement, Remy Korea Holdings, Inc., a Delaware corporation and an affiliate of Sublicensor ("DR Investor") and the other parties named therein formed the Company, as a joint venture with the purpose, inter alia, of producing, assembling and marketing the products listed on Schedule 1 (the "Licensed Products").
   ----------

          B. Pursuant to a Trademark License Agreement dated July 31, 1994 (the "Trademark License") and a Trade Name License Agreement dated July 31, 1994 (the "Trade Name License"), Sublicensor has been granted a world-wide license to use certain trademarks and trade names owned by General Motors Corporation ("GM") in connection with various products including the Licensed Products.

          C. In order to effectuate the intentions of DR Investor and the other parties thereto under the Joint Venture Agreement, and in consideration of the benefits to the parties set forth in this Agreement, the parties desire that Sublicensor grant to the Company a sublicense to use the marks shown in
Schedule 2 which may be amended from time to time (the "Remy Marks") and the
----------
marks shown in Schedule 3 which may be amended from time to time (the "Delco
               ----------
Remy Marks"), in the Territory in connection with the Licensed Products and to grant the Company a sublicense to use and register "DELCO REMY KOREA, LTD." or "REMY KOREA, LTD." (each, a "Name" and collectively, the "Names") as its corporate name in the Territory. The Remy Marks and the Delco Remy Marks are sometimes referred to hereinafter collectively as the "Marks".

                                     TERMS
                                     -----

          In consideration of the mutual covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

          1.   Definitions.  The following terms used herein are defined as
               -----------
follows:

               (a)   "Sublicensee" means the Company.

               (b)   "Territory" means the Republic of Korea.

          2.   Grant of Sublicense.
               -------------------

               (a) Subject to the terms and conditions hereof, Sublicensor hereby grants to the Company a non-exclusive royalty-free, non-transferable sublicense to use and register the Name "Remy Korea, Ltd." as its corporate name in the Territory.

               (b) Effective upon Sublicensor's obtaining the consent of GM and subject to the terms and conditions hereof, Sublicensor hereby grants to the Company a non-exclusive, royalty-free, non-transferable sublicense to use and register the Name "Delco Remy Korea, Ltd." as its corporate name in the Territory.

               (c) Effective upon the closing of the asset purchase agreement between the Company and Daewoo Automotive Components, Ltd. ("DAC") referred to in Section 6.1(a)(i) of the Joint Venture Agreement (the "Asset Purchase Agreement") and subject to the terms and conditions hereof, Sublicensor hereby grants to the Company a non-exclusive, royalty-free, non-transferable sublicense to use the Remy Marks as trademarks for the Company's Licensed Products in the Territory, but not for any other goods or services and not in any other country.

               (d) Effective upon (i) the closing of the Asset Purchase Agreement and (ii) Sublicensor's obtaining the consent of GM and subject to the terms and conditions hereof, Sublicensor hereby grants to the Company a non-exclusive, royalty-free, non-transferable sublicense to use the Delco Remy Marks as trademarks for the Company's Licensed Products in the Territory, but not for any other goods or services and not in any other country.

          3.   Quality Control.  Sublicensee agrees that the quality of Licensed
               ---------------
Products will meet or exceed the standards as established by Sublicensor. At Sublicensor's request, Sublicensee shall deliver to Sublicensor information relating to the design, specification, manufacture and reliability of the Licensed Products. In addition, Sublicensee shall, on at least an annual basis, permit Sublicensor or its duly authorized representatives or agents to visit Sublicensee's premises to investigate, evaluate and otherwise monitor the Licensed Products and meet with Sublicensee's personnel to ensure the quality control standards set forth herein are being met.

          Sublicensee acknowledges that the purpose of the inspections conducted and quality control standards prescribed by Sublicensor in this Agreement is to maintain the reputation and the goodwill of the Marks and to maintain and improve the image of the Marks and the public's perception and awareness of the Marks. Sublicensor shall not bear or assume any responsibility or liability to third parties as a result of setting or enforcing such standards or for any failure of the Licensed Products to conform to such standards. Sublicensee shall indemnify, defend and keep Sublicensor free and harmless against any and all loss, liabilities, claims, damages, fees, costs and expenses, including but not limited to attorneys' fees and other legal costs and expenses (including enforcement of this Agreement), resulting from, incidental to or in any way arising out of the manufacture, marketing, use, sale or other disposition of the Licensed Products.

         4.   Use and Appearance of the Marks and the Names.  Sublicensee shall
              ---------------------------------------------
use the Marks only in the manner prescribed from time to time by Sublicensor. For review and approval, Sublicensee shall provide Sublicensor with representative samples of Licensed Products bearing the Marks and all current or proposed tags, labels, identification plates, packaging, advertising copy, brochures, catalogs, marketing and promotional materials bearing the Marks. Sublicensee agrees that it will not use or authorize the use of any Marks or Names or other distinctive marks or signs owned by Sublicensor or any names, marks, words or signs which so nearly resemble any of the foregoing names, marks, words or signs as to be likely to cause confusion or mistake, or to deceive the public.

         5.   Trademark and License Notices.  Sublicensee agrees that, during
              -----------------------------
the time that it is a Sublicensee under this Agreement, it will cause to appear, where practical or appropriate (a) on all advertising, promotional and point-of-sale materials (including without limitation, brochures and catalogs) used by such Sublicensee in connection with the Company's Licensed Products; and
(b) within the bulk shipment of any large quantity of the Company's Licensed Products shipped in bulk to an end user, a notice that the Marks are registered trademarks of GM being used under a sublicense (the "Notice"), unless other notice is authorized by Sublicensor. The Notice shall read essentially as follows: "DELCO REMY (or "REMY", where applicable) is a registered trademark of General Motors Corporation used under sublicense."

         6.   Term and Termination.  This Agreement shall be co-terminus with
              --------------------
the technology license agreement between DRA and DAC which will be assigned by DAC to the Company pursuant to the Asset Purchase Agreement. Notwithstanding the foregoing, this Agreement may be sooner terminated for any of the following reasons:

              (a)   the written agreement of the parties;

              (b) Sublicensor's rights to use the Marks or the Names are terminated for any reason;

              (c) Sublicensee (i) commits a breach of any of its obligations under this Agreement; (ii) Sublicensee fails to remedy such breach within sixty
(60) days of receiving notice of such breach from Sublicensor; (iii) following such failure to remedy,

Sublicensor gives notice to Sublicensee that the Agreement is terminated; and
(iv) thirty (30) days pass from the date of Sublicensor's notice of termination; or

               (d) the Joint Venture Agreement is terminated for any reason or the affiliates of Sublicensor cease to be shareholders of the Company for any reason.

          7.   Effect of Termination. Upon the termination of this Agreement for
               ---------------------
whatever reason:

               (a) the sublicense of the Marks to Sublicensee and the sublicense of the Names to the Company and all of Sublicensee's rights under this Agreement shall cease;

               (b) Sublicensee shall immediately cease all use of the Marks and all materials bearing the Marks, and the Company shall immediately cease all use of the Names and all materials bearing the Names, such materials to be returned to Sublicensor or certified as destroyed;

               (c) Sublicensee shall not adopt or use any similar marks, including but not limited to any marks containing any form or variation of the term "DELCO REMY" OR "REMY";

               (d) the Company shall immediately change its corporation name to delete the term "DELCO REMY" and/or "REMY, " as the case may be; and

               (e) all of the other rights, duties and obligations of the parties under this Agreement shall terminate, except for liabilities arising out of a breach of this Agreement by Sublicensee and Sublicensee's obligations of indemnification and confidentiality.

          8.   Ownership/Maintenance of the Marks and the Names.
               ------------------------------------------------
Sublicensee acknowledges and agrees that nothing herein shall give it any right, title or interest in and to the Marks or the Names (except the right to use the Marks and the Names in accordance with the terms of this Agreement), and that the Marks and the Names are and shall remain the sole property of GM. Sublicensee agrees not to challenge or cause to be raised any challenge concerning, or objections to, the validity of GM's ownership of the Marks and the Names or this Agreement, or to take any action that would prejudice or interfere with such validity or ownership. Sublicensee agrees that all of its use of the Marks and the Names shall inure to the exclusive benefit of GM for all purposes. Sublicensee will fully cooperate at its own expense with GM's efforts to obtain and maintain registration of the Marks and of other forms of the "DELCO REMY" or "REMY" mark. Sublicensee shall not itself seek registration of any Mark or any other form of the "DELCO REMY", or "REMY" mark.

     9.    Representations and Warranties.  Sublicensor makes no representations
           ------------------------------
and warranties regarding the validity of the Marks or the Names, other than that it believes GM to be the owner of such Marks. Sublicensee shall indemnify, defend and keep Sublicensor harmless against any and all loss, liabilities, claims, damages, fees, costs, and expenses (including but not limited to attorneys fees and other legal costs and expenses), resulting from, incidental to or in any way arising out of any assertion (other than from GM) that Sublicensee's use of the Marks or the Names on or in connection with the manufacture, marketing, use, sale or other disposition of any goods or services, constitutes trademark, service mark, trade dress or trade name infringement, unfair competition or any other tortious act.

     10.   Infringement Claims.  Sublicensee shall promptly notify Sublicensor
           -------------------
of any unauthorized use by any third party of any of the Marks (or any mark confusingly similar to any of the Marks). Sublicensee shall not have any claim to any monetary award issued by any court or arbitrator, or agreed to as part of a settlement of any infringement claim. In the event that Sublicensor and/or GM initiates or defends any legal action with regard to any of the Marks, Sublicensee shall cooperate fully with Sublicensor and/or GM in the prosecution or defend any action alleging infringement or unfair competition or any other action involving any of the Marks.

     11.   Assignment/Sublicensing.  Sublicensee may not assign, transfer or
           -----------------------
further sublicense to any third party all or any part of its rights or duties under this Agreement. Sublicensor may freely assign all or any part of its rights or duties under this Agreement.

     12.   Relationship of the Parties.  This Agreement is a sublicense and
           ---------------------------
shall not constitute a supply agreement and shall not create or imply any relationship between the parties other than as sublicensor and sublicensee. No party to this Agreement shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Agreement. Except as may be specifically provided in this Agreement, neither Sublicensor nor Sublicensee shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of the other party however or whenever arising.

     13.   Notices.  Any notice, demand, election or communication required,
           -------
permitted or desired to be given between the parties hereunder shall be in writing and shall be sent to the other parties by prepaid registered or certified mail, return receipt requested, or by commercial courier service, or electronic facsimile (but in the latter instance, also by mail or by commercial courier service). Notices, demands, elections or communications shall be deemed received on the first to occur of the following: (i) when personally delivered; (ii) when actually received; or (iii) when sent by commercial courier service, two (2) days following the deposit thereof with such service. Notices, demands, elections or communications shall be addressed as follows (or to any other address which the relevant party may designate to the others by written notice):

if to Sublicensor:  Delco Remy America, Inc.
                    Delco Remy International, Inc.
                    2902 Enterprise Drive
                    Anderson, IN  46013
                    U.S.A.
                    Attention: President
                    Telecopy: 317-778-6515

if to Company:      Remy Korea, Ltd.

                    --------------------------------

                    --------------------------------

                    --------------------------------
                    Attention:  President
                    Telecopy:
                             -----------------------

              14.  Amendments; No Waivers.  (a) Any provisions of this
                   ----------------------
Agreement may be amended or waived if, and only if, such amendment or wavier is in writing and, in the case of an amendment, signed by both the Sublicensor and the Sublicensee, or in the case of a wavier, by the party against whom the waiver is to be effective.

                   (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

              15.  Successors and Assigns.  Subject to the other provisions
                   ----------------------
hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

              16.  Governing Law; Consent to Jurisdiction.
                   --------------------------------------

                   (a) In accordance with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by the laws of the State of New York, USA, without giving effect to the provisions, policies or principles thereof relating to conflict of laws.

               (b) Each of the parties hereto (i) submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York (in accordance with Section 5-1402 of the General Obligations Law of New
York) and any U.S. Federal court sitting in the County of New York (together, the "Exclusive Courts") with respect to any actions or proceedings arising out of or relating to this Agreement, (ii) agrees that all claims with respect to such actions or proceedings may be heard and determined in the Exclusive Courts,
(iii) waives the defense of an inconvenient forum, (iv) agrees not to commence any action or proceeding relating to this Agreement other than in the Exclusive Courts and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Sublicensor hereby irrevocably designates, appoints and empowers [__________], the Company hereby irrevocably designates, appoints and empowers [__________], and ________ hereby irrevocably designates, appoints and empowers [__________________], in each case as its true and lawful agent and attorney-in-fact in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding in New York with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. In the event, through no action or omission of Sublicensor, the agent and attorney-in-fact designated above by Sublicensor ceases to accept service of process on behalf of Sublicensor, Sublicensor hereby irrevocably designates,
appoints and empowers [            ] to serve as its agent and attorney-in-fact
hereunder. In the event, through no action or omission of the Company, the agent and attorney-in-fact designated above by the Company ceases to accept service of process on behalf of the Company, the Company hereby irrevocably designates,
appoints and empowers [        ] to serve as its agent and attorney-in-fact
hereunder.

           17. Illegality and Severability. If application of any one or more of
               ---------------------------
the provisions of this Agreement shall be unlawful under Applicable Law, then the parties shall attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Agreement. Should any portion of this Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

           18. Specific Performance. The parties agree that immediate and
               --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          19.  Captions. The captions in this Agreement are included for
               --------
convenience or reference only and shall be ignored in the construction or interpretation hereof.

          20.  Counterparts; Effectiveness. This Agreement may be signed in any
               ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Agreement were upon the same instrument. This Agreement shall have received a counterpart hereof signed by the other parties to this Agreement.

          21.  Entire Agreement. The Joint Venture Agreement dated as of the
               ----------------
date hereof among as affiliate of Sublicensor and the other parties named therein and this Agreement (and any other agreements contemplated hereby or thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof or thereof. No representation, inducement, promise, understanding, condition or warranty not set forth in this Agreement has been made or relied upon by any party to this Agreement. This Agreement is not intended to confer upon any Person other than the parties any rights or remedies hereunder.

          22.  Recording. The parties hereby authorize Messrs. [names of Korean
               ---------
intellectual property attorneys], severally to proceed with the recordation of this Agreement with the [Korean authorities].

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                        DELCO REMY AMERICA, INC.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        DELCO REMY INTERNATIONAL, INC.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        REMY KOREA, LTD.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: